                                                             EXHIBIT 99.3

                                  LabONE, Inc.
                             10101 Renner Boulevard
                              Lenexa, Kansas 66219

       The undersigned hereby appoints W. Thomas Grant II and Gregg R. Sadler, and each of them, jointly and severally, as proxies, with full power of substitution, for the undersigned at the Annual Meeting of Stockholders of LabONE, Inc. at 10101 Renner Boulevard, Lenexa, Kansas, on August 9, 1999, at 3:00 p.m. C.D.T., and at any adjournment or postponement, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the proposals stated on the reverse side of this proxy card, the election of Directors and any other matter brought before the meeting, all as set forth in the Joint Proxy Statement/Prospectus delivered with respect to the Annual Meeting.

                  (Continued and to be signed on reverse side)

                        PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD
                               BACK AS SOON AS POSSIBLE!

                             ANNUAL MEETING OF STOCKHOLDERS
                                      LABONE, INC.

                                     AUGUST 9, 1999

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON
                  PROPOSALS 1 AND 3 AND "GRANTED" ON PROPOSAL 2


                                                                                   FOR            AGAINST          ABSTAIN

1. Proposal to adopt the Agreement and Plan of Merger, as amended and restated, dated as of March 7, 1999 and the transactions contemplated thereby.


2.   The election of the following nominees as Directors, as                       Authority        Authority WITHHELD to
     set forth in the Joint Proxy Statement/Prospectus (or a                      GRANTED to        vote for all nominees
     substitute nominee or nominees designated by the Board                       vote for all
     of Directors if any of them becomes unavailable):                             nominees
     Joseph H. Brewer, M.D., Peter C. Brown, William D. Grant,
     W. Thomas Grant II, Richard A., Rifkind, M.D., Richard S.
     Schweiker, James R. Seward, Robert D. Thompson,
     Chester B. Vanatta, John E. Walker, R. Dennis Wright
     and Janet M. Stallmeyer, R.N.

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, LINE THROUGH THAT NOMINEE'S NAME IN
THE LIST ABOVE.)


                                                                                   FOR            AGAINST          ABSTAIN
3.   Ratification of the appointment of KPMG LLP as independent public accountants.


         THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE UPON CERTAIN MATTERS, AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY
         STATEMENT/PROSPECTUS.

         UNLESS OTHERWISE MARKED, THE PROXY WILL BE DEEMED MARKED "FOR" ON PROPOSALS 1 AND 3 AND MARKED "GRANTED" ON PROPOSAL 2 AND VOTED ACCORDINGLY.

         This Proxy is solicited by the Board of Directors.

         (Please sign, date and return this Proxy in the enclosed envelope.)


SIGNATURE _______________  DATE __________ , 1999     SIGNATURE _______________  DATE __________ , 1999
                                                     (SIGNATURE IF HELD JOINTLY)

(Note: Please sign exactly as name appears hereon. Executors, administrators, trustees, etc., should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporation name by authorized officer. If shares are held in the name of two or more persons, all should sign.)